UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 24, 2003

Gusana Explorations Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-72802
(Commission File Number)

98-0352633
(IRS Employer Identification No.)

201 East Arena Street, El Segundo, California 90245
(Address of principal executive offices and Zip Code)

(310) 615-1978
(Registrant's telephone number, including area code)

244-2906 West Broadway, Vancouver, BC V6K 1G8
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

DESCRIPTION OF BUSINESS

Introduction

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report, the terms "we", "us", "our", and "Gusana" mean Gusana Explorations Inc. and our wholly-owned subsidiaries, Gusana Explorations (British Columbia) Inc. and Guru Denim, Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

History of Gusana Explorations Inc.

Gusana Explorations Inc. was incorporated on April 25, 2001 under the laws of the State of Nevada. Since inception, our focus has been on the identification, exploration and exploitation of mineral properties.

In July 2001, Andrew King, an officer and a director of our company, acquired four mining claims totalling approximately 250 acres in British Columbia, Canada by the staking of the same. In September 2001, Mr. King acquired two additional mining claims totalling approximately 125 acres in British Columbia, Canada by the staking of the same. The additional mining claims are contiguous to the original mining claims staked in July 2001. Mr. King conveyed title to these claims to our company.

During the year ended August 31, 2002, we allowed title to the mineral claims to lapse so that we could minimize payment of related fees and to allow the claims to be acquired by our wholly-owned subsidiary Gusana Explorations (British Columbia) Inc. All six claims are now owned by our wholly-owned subsidiary, Gusana Explorations (British Columbia) Inc.

All Canadian lands and minerals that have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership of Crown minerals is vested in the province where the minerals are located. In our case, ownership is vested in the province of British Columbia. Minerals are reserved from Crown land dispositions under the Mineral Tenure Act (British Columbia). The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. Our mining claims are an example of this sort of acquisition. Accordingly, fee simple title to the land where our mining claims are located is in the name of the Crown. Our mining claims are mineral claims issued pursuant to the Mineral Tenure Act (British Columbia). We have exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward. The legal significance of these different ownership interests is simply that the Crown maintains fee simple ownership of the surface rights on the properties and we have obtained the right to all of the underlying minerals. Under provisions of the Mineral Tenure Act (British Columbia) a claim grants the holder the rights to use the surface for exploration and mining purposes. A disposition of surface rights by the Crown cannot diminish the rights of the mineral title-holder.

During the third quarter ending May 31, 2003, our capital was insufficient to fully explore and develop our mineral properties and, despite efforts, we had been unable to raise additional capital for this purpose. As a result, we were prevented from successfully implementing our business plan for the identification, exploration and exploitation of our mineral claims. Our Board of Directors conducted an analysis of our business plan and concluded that it was in our best interest to expand our business plan to include a search for other business opportunities.

Acquisition of Guru Denim, Inc.

In early May of 2003, we identified an opportunity to acquire all of the shares of Guru Denim, Inc., a California corporation engaged in the business of designing, producing and distributing high fashion apparel. Guru Denim, Inc. currently makes and distributes high fashion denim jeans under the trademark and name "True Religion Brand Jeans" in Canada, the United States, Japan, the United Kingdom and Europe from its executive office and warehouse facility located in Los Angeles, California.

In late May of 2003, our company signed a term sheet with Jeffrey Lubell, the owner of 80% of the shares of Guru Denim, Inc., outlining the overall terms upon which we proposed to acquire all of the issued and outstanding shares of Guru Denim, Inc. in exchange for a fifty-two percent (52%) equity interest in our company, subject to due diligence, financing and formal contract documentation.

About Guru Denim, Inc.

Guru Denim, Inc. was formed November 7, 2002 as a vehicle for a then-proposed joint venture between Jeffrey Lubell and Indigo Group U.S.A., Inc. for the design, manufacture, marketing, distribution and sale of high-fashion denim jeans designed by Mr. Lubell. On December 9, 2002, Mr. Lubell and Indigo Group U.S.A., Inc. entered into a formal joint venture agreement pursuant to which Jeffrey Lubell received eighty percent of the stock in Guru Denim, Inc. and Indigo Group U.S.A., Inc. received the other twenty percent (20%). Mr. Lubell agreed to license Guru Denim, Inc. to use the "True Religion Brand Jeans" trademark, a trademarked "Buddah" logo and certain fabric and finishing trade secrets pertaining to "True Religion Brand Jeans". Indigo Group U.S.A., Inc. arranged for the manufacture of six thousand pairs of "True Religion Brand Jeans" at a cost of approximately $160,000 (including a 20% markup and related manufacturing costs) and contributed advances previously made to Mr. Lubell, in the amount of approximately $44,000. This formal joint venture agreement also provided for the appointment of the officers and directors of Guru Denim, Inc., and allocated duties and responsibilities among the two shareholders pertaining to the operation and finance of Guru Denim, Inc. on a going forward basis.

On May 2, 2003, Indigo Group U.S.A., Inc. and Jeffrey Lubell agreed to terminate their Guru Denim, Inc. joint venture effective upon payment to Indigo Group U.S.A., Inc. of the sum of $300,000. As is discussed in more detail below, this $300,000 was paid to Indigo Group U.S.A., Inc. on June 24, 2003, at the closing of our company's acquisition of the shares of Guru Denim, Inc., at which time Indigo Group U.S.A., Inc. gave an absolute release of all claims against Mr. Lubell and Guru Denim, Inc. and surrendered for cancellation all 200 of its shares of Guru Denim, Inc.

Notwithstanding the termination of their joint venture, Indigo Group U.S.A., Inc. continues to manufacture True Religion Brand Jeans for Guru Denim, Inc. on a contract basis.

The Share Purchase Agreement

On June 23, 2003, our company entered into a formal Share Purchase Agreement with Jeffrey Lubell and Guru Denim, Inc. pursuant to which we agreed to acquire all 1,000 of the issued and outstanding shares of Guru Denim, Inc. Eight hundred of these shares were owned by Mr. Lubell, the other 200 shares were owned by Indigo Group U.S.A., Inc. In consideration for all of the shares of Guru Denim, Inc., our company agreed to issue 14,571,305 shares of our common stock to Mr. Lubell and to pay $300,000 in cash to Indigo Group U.S.A., Inc. The transactions contemplated in this Share Purchase Agreement closed on June 24, 2003.

Under the terms of the Share Purchase Agreement, Mr. Lubell made representations and warranties to our company such as are customarily made in similar share purchase agreements with majority stockholders and he indemnified our company against the possibility that any of these representations and warranties might prove inaccurate for a period of one year after closing. To secure his indemnity, Mr. Lubell pledged 1,391,867 of the common shares that we issued to him at the closing of the transaction, to be held in escrow by our company until the first anniversary of the closing date.

In the term sheet, Jeffrey Lubell conditioned his obligation to close the sale on the successful private placement by our company of equity with gross proceeds of at least $1,200,000. This money would be used as operating capital and as a source of proceeds to fund both the $300,000 payment to Indigo Group U.S.A., Inc. and $250,000 signing bonus to be paid to Mr. Lubell pursuant to his employment agreement (see the discussion below concerning "Change of Control"). However, in the formal Share Purchase Agreement we agreed that we would be required to raise only the first $900,000 of this money at or prior to closing and that we would have until August 23, 2003 to raise the balance of $300,000. In the Share Purchase Agreement, for ease of reference, we referred to the first $900,000 of this money as the "First Private Placement" and to the $300,000 balance as the "Second Private Placement". In order to assure Mr. Lubell that we would have incentive to complete the Second Private Placement after closing, we agreed to issue to him, at closing, such number of common shares in our company as would constitute a sixty-two percent (62%) equity interest. This sixty-two percent (62%) interest will be reduced, according to the formula reproduced below, to fifty-two percent (52%) if and when we complete the Second Private Placement. This formula provides that Mr. Lubell will surrender for cancellation such number of our common shares as shall be determined by:

(i) dividing the lesser of (x) or (y) by $0.75, where (x) is equal to the aggregate gross proceeds raised in the Second Private Placement and (y) is equal to $300,000, and

(ii) multiplying the quotient by 11.69243,

rounded up to the nearest whole number of shares. If we successfully raise the full $300,000 amount of the Second Private Placement, Mr. Lubell will surrender for cancellation 4,676,972 of the 14,571,305 shares that we issued to him at the closing, retaining 9,894,333 shares constituting approximately 52% of our company's issued and outstanding common shares at that time. If, on the other hand, we fail to raise any of the money constituting the Second Private Placement Mr. Lubell will retain all 14,571,305 of the common shares that we issued to him at closing which will constitute approximately 62% of our company's issued and outstanding shares at that time.

As a condition to our obligation to close the acquisition of the shares of Guru Denim, Inc., we required that Mr. Lubell assign to our company all of the intellectual property that was previously used by Guru Denim, Inc. under license from Mr. Lubell, including all of the "True Religion Brand Jeans" trademarks. As a result, Mr. Lubell assigned all of this intellectual property to Guru Denim, Inc. by a written assignment dated June 19, 2003.

Change of Control

At the closing of the acquisition of Guru Denim, Inc. on June 24, 2003, we added Jeffrey Lubell as a third member of our Board of Directors. On the same day, we filed an Information Statement with the Securities and Exchange Commission, with a copy mailed to all of our shareholders, in the form and otherwise as required by Rule 14f-1 of Regulation 14E promulgated pursuant to the Securities Exchange Act of 1934, nominating Kymberly Lubell and Mark Saltzman to the Board to replace the other two members of our Board (Andrew Stewart and Andrew King). On July 4, 2003, Mr. Stewart and Mr. King resigned from their membership on our Board of Directors and from any offices that they then held with our company.

At the closing of our acquisition of the shares of Guru Denim, Inc., Mr. Andrew Stewart resigned from his position as the President of our company. As required by the Share Purchase Agreement, we entered into an employment agreement with Jeffrey Lubell pursuant to which Mr. Lubell agreed to serve as the President of our company for a one-year term commencing June 24, 2003. On June 23, 2004, the term of Mr. Lubell's employment with our company will automatically renew for a successive one-year period unless either party to the agreement gives to the other party at least 90 days advance notice that they do not wish to renew. Pursuant to the Share Purchase Agreement and Mr. Lubell's employment agreement, our company has paid to Mr. Lubell a signing bonus of $250,000 and we will pay to Mr. Lubell a monthly base salary of $15,000 plus additional monthly compensation equal to three percent (3%) of net sales revenue received by our company and our subsidiary Guru Denim, Inc. during the month immediately preceding payment. As defined in Mr. Lubell's employment agreement, net sales revenue means income from sales of goods and services by Guru Denim, Inc., minus the cost associated with things like returned or undeliverable merchandise, bad debts and costs of collection.

Prior to our acquisition of Guru Denim, Inc., we operated as a natural resource exploration company. Upon the acquisition of our subsidiary Guru Denim, Inc., on June 24, 2003 we began operations as a producer of high-fashion jeans and other apparel.

Plan of Operation

Our principal business activity is the design, development and worldwide marketing, distribution and sale of high fashion jeans and other apparel. We conduct this business activity through our wholly-owned subsidiary Guru Denim, Inc., a California corporation with its offices located at 201 East Arena Street, El Segundo, California 90245. Guru Denim, Inc. currently manufactures, markets, distributes and sells "True Religion Brand Jeans" in the United States, Canada, the United Kingdom, Europe and Asia.

Guru Denim, Inc. leases approximately 6,000 square feet of combined office and warehouse space in leased premises located at 201 East Arena Street, El Segundo, California, at a rate of $0.75 per square foot. Guru Denim, Inc. conducts all of its executive and administrative functions in, and ships True Religion Brand Jeans to its customers from, this facility. Guru Denim, Inc.'s telephone number at its El Segundo facility is (310) 615-1978.

Guru Denim, Inc. distributes its True Religion Brand Jeans outside of the United States pursuant to distribution agreements with various independent sales agents. Guru Denim, Inc. has entered into exclusive agency agreements for the United Kingdom, Ireland and Scotland, Japan and Canada. Agents show the jeans collection to their retail store customers and forward orders to Guru Denim, Inc. Guru Denim, Inc. ships directly to the retailer and pays a sales commission ranging from 10% to 15% to the agents after Guru Denim, Inc. has been paid by the retailer.

Guru Denim, Inc. currently has four employees. Jeffrey Lubell, President, spearheads product development, marketing and sales. Kymberly Lubell, wife of Jeffrey, is an experienced clothing designer and will assist with both product design and development. Guru Denim, Inc. employs a production supervisor to monitor its contract manufacturers and an accountant to maintain the books and records of the company. In the near future Guru Denim, Inc. plans to hire two employees to sew and produce its samples for sale and a chief operating officer responsible for manufacturing, operations and finance. Guru Denim, Inc.'s business strategy is to employ contract manufacturers and independent sales agents in order to keep fixed overhead at a minimum.

Guru Denim, Inc. plans to support its independent sales agents through attendance at all of the major trade and fashion industry exhibitions as well as through trade press advertising. Guru Denim, Inc.'s strategy is to initially limit distribution to high-end status retailers, building a reputation for producing a quality product with on-time delivery and does not plan on an aggressive advertising campaign to the consumer. While Guru Denim, Inc. grows, it anticipates requiring working capital financing, which it intends to seek through all available conventional means, including the possibility of factoring its receivables.

Our Products

Our principal products are the high fashion jeans that we design, manufacture, market, distribute and sell through our wholly-owned subsidiary Guru Denim, Inc. under the True Religion Brand Jeans trademarks. These jeans are sold in the United States and abroad to upscale retailers and boutiques. To date, True Religion Brand Jeans can be found at Bloomingdales, Nordstrom, Fred Segal Melrose, as well as approximately 30 fashion boutique clothing stores throughout the United States.

True Religion Brand Jeans are made of unique, high quality fabrics that are gently and naturally aged, hand finished and boldly stitched in seven different thread colours. The collection which includes both jeans for women and men sells at retail for approximately $150 to $200 per pair in the United States. They are marketed to fashion conscious consumers through a marketing campaign that stresses beauty, style and uniqueness. Guru Denim, Inc. prides itself on being "Made in the USA". Guru Denim, Inc. believes its competitive advantage lies in the detailing of the design, the quality of the denim and the superiority of the finish (the "wash").

Our Customers

Our True Religion Brand Jeans are sold in the United States to fashion conscious, affluent customers who shop in high-end boutiques and department stores and who want to wear and be seen in the latest, trendiest low-rise styles of jeans.

Our True Religion Brand Jeans are sold in Japan through our distributor Jameric, Inc. pursuant to a letter agreement between Guru Denim, Inc. and Jameric, Inc. dated May 20, 2003. This letter agreement grants to Jameric, Inc. an exclusive right to act as the exclusive distributor for our True Religion Brand Jeans in Japan for a two-year term beginning May 20, 2003 and ending May 20, 2005. To date, Jameric places orders at a discount to our wholesale price and distributes to the individual retailer in Japan. Jameric provides a deposit upon purchase order and the balance upon shipment. As Guru Denim, Inc. becomes more comfortable with the ability to check credit of Japanese retailers, Guru Denim, Inc. hopes to ship directly to the retailers, paying Jameric a sales commission for orders received.

Our True Religion Brand Jeans are sold in the United Kingdom, Ireland and Scotland through our distributor Melwani Agency pursuant to a letter agreement between Guru Denim, Inc. and Melwani Agency dated May 15, 2003. This letter agreement grants to Melwani Agency an exclusive right to act as the exclusive distributor for our True Religion Brand Jeans in the United Kingdom, Ireland and Scotland for a two-year term beginning May 15, 2003 and ending May 15, 2005. Melwani shows the jeans collection to individual retailers and sends purchase orders to Guru Denim, Inc. The jeans are shipped directly to the individual retailer and commission is paid to Melwani after Guru Denim, Inc. has been paid.

Guru Denim, Inc. is in the process of finalizing distribution agreements for Canada, Italy, Switzerland and France.

Our Employees

As of July 1, 2003, Guru Denim, Inc. had four employees. Of this total, two work full time, the company's president, Jeffrey Lubell, and the production supervisor and two work part time, Guru Denim, Inc.'s accountant, and Kymberly Lubell, Guru Denim, Inc.'s product designer.

Our Business Strategy

Guru Denim, Inc.'s business strategy is to market to fashion conscious, affluent consumers who shop in high-end boutiques and department stores and who want to wear and be seen in the latest, trendiest low-rise styles of jeans. Guru Denim, Inc. plans to limit distribution to better boutiques, specialty stores and department stores to maintain the uniqueness of the brand and sell its jeans in the range of $150 to $200 per pair. Guru Denim, Inc.'s strategy is to utilize contract manufacturers, "Made in the USA", and keep its fixed overheads at a minimum. Guru Denim, Inc. plans to update its product offerings - style, fit, washes - every six months to be seen as a trend setter in the contemporary better jeans market.

Our Sales & Marketing Strategy

Guru Denim, Inc. plans to market a high-end, contemporary, designer women's and men's jeans brand. Guru Denim, Inc. plans to distribute its jeans to better boutiques, specialty retailers and department stores throughout the United States, Canada, Great Britain and Western Europe. Guru Denim, Inc. will sell primarily through independent sales representatives in the United States and foreign sales agents and distributors, and will support its sales efforts through attendance at the major industry exhibitions and through advertising in trade and fashion journals.

Our vision is to market the most popular casual wear in the world - jeans - to fashion conscious consumers looking for a pair of jeans with unquestionably superior fit, finish, fabric and style.

Our Supply Strategy

We purchase our fabrics from Cone, a United States fabric manufacturer, as well as an Italian company. We purchase our thread and other materials from various industry suppliers within the United States. We do not currently have any long-term agreements in place for the supply of our fabric, thread or other raw materials. Although the denim fabric that we use in the manufacture of our jeans is of the highest quality, it is readily available from a large number of suppliers including mills in the United States and abroad.

Manufacturing

We outsource all of our manufacturing to third parties on an order-by-order basis. Currently, Indigo Group U.S.A., Inc. manufactures our garments on an order-by-order basis. To date, Indigo Group U.S.A., Inc. has purchased the fabric, sewed and finished our products to our design and other specifications. This has enabled us to manufacture our jeans without requiring a large amount of working capital. We inspect the fabrics and the finished goods prior to shipping them as part of our quality control program. We plan to continue to outsource most, if not all, of our production.

Competition

The apparel industry is intensely competitive and fragmented. We compete against other small companies like ours, as well as large companies that have a similar business and large marketing companies, importers and distributors that sell products similar to or competitive with ours. Examples of companies with whom we compete include Innovo Group Inc. (Joe's Jeans, Inc.), Levi Strauss & Co., Giorgio Armani, Polo Ralph Lauren Corporation, Calvin Klein, Nautica Enterprises, Guess?, Tommy Hilfiger Corp., Gap, Inc. and Abercrombie & Fitch.

We believe that our competitive strengths consist of the detailing of the design, the quality of the denim and the superiority of the finish (the "wash"). Within the contemporary better jean market, where the company sells its products, jeans sell from $100 to $300 per pair and designer label jeans can command higher prices. Guru Denim, Inc. believes that its price range of $150 to $200 provides superior value for the quality, style, fit and finish of True Religion Brand Jeans.

Government Regulation and Supervision

Our operations are subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement (NAFTA). We are also subject to regulation by the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products.

Labeling and advertising of our products is subject to regulation by the Federal Trade Commission. We believe that we are in substantial compliance with these regulations.

Research and Development

Jeffrey Lubell, our President, is responsible for the design and development of our high fashion denim apparel products. We do not currently have a formal research and development effort but we plan to continue to develop new products every season.

Our Lease

Guru Denim, Inc. rents its approximately 6,000 square feet of office space located at 201 East Area Street, El Segundo, California pursuant to a written lease dated June 5, 2003. This Lease provides for a term of three years and a monthly rent payment of $4,469.

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Prospective investors should consider carefully the risk factors set out below.

WE ARE a Development Stage Company AND WE HAVE NOT EARNED ANY SIGNIFICANT REVENUES SINCE ITS FORMATION Which Makes IT DIFFICULT TO EVALUATE WHETHER WE WILL OPERATE PROFITABLY.

We are a development stage company that is primarily involved in the production and processing of high fashion denim and related products. As a relatively new company that has only just acquired the assets prerequisite to engaging in this business, we have only just started producing and selling our products and, as a result, we do not have a meaningful historical record of sales and revenues nor an established business track record. We have not earned any significant revenues since our formation.

Unanticipated problems, expenses and delays are frequently encountered in ramping up production and sales and developing new products. Our ability to successfully develop, produce and sell our products and to eventually generate operating revenues will depend on our ability to, among other things:

- successfully develop and operate our production facilities;

- successfully develop, market, distribute and sell our products; and

- obtain the necessary financing to implement our business plan.

Given our limited operating history, lack of sales or other sources of revenue and our history of operating losses, there can be no assurance that we will be able to achieve any of these goals and develop a sufficiently large customer base to be profitable.

THE FACT THAT we have a history of net losses and HAVE NOT EARNED ANY REVENUES SINCE INCORPORATION RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have never generated any revenues and we incurred a loss of $14,872 for the year ended August 31, 2002 and a loss of $277,836 for the year ended August 31, 2001. Although we anticipate revenues to increase, we also expect development and operating costs to increase as well. Consequently, we expect to incur operating losses and negative cash flow until we have completed the development of our production facilities and our marketing, distribution and sales network, and our products gain sufficient market acceptance to generate a commercially viable and sustainable level of sales such that we are operating in a profitable manner. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph in our independent auditor's opinion on the August 31, 2002 financial statements. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

EXPENSES

Now that we have identified a business opportunity and have purchased the shares of Guru Denim, Inc., we anticipate significant increases in our expenses, including initial outlays and expenses that will be required for ongoing operational expenses. Our failure to meet our ongoing expenses could have a material adverse effect on our ability to continue to do business.

LIMITED OPERATING HISTORY

Given our limited operating history, operating losses and other factors set out above, there can be no assurance that we will be able to achieve profitability in the business of designing, producing and distributing high fashion denim jeans. Management believes our company can sustain its operations for the next six months from existing working capital and operating revenue over the next year. Because we have no cash flow to pay for Guru Denim, Inc.'s operations for the next year, we plan to raise equity capital as needed on a private placement basis to finance the operating and capital requirements of our company. These factors raise substantial doubt about our company's ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the August 31, 2002 audited financial statements. The future of our company will depend upon our ability to obtain adequate financing and continuing support from stockholders and creditors and to achieve and maintain profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects could be materially adversely affected.

we expect to experience significant and rapid growth. if we are unable to hire staff to manage our operations, Our Growth Could Harm Our Future Business Results and may strain our managerial and operational resources.

As we proceed with the production, marketing and sale of our products, we expect to experience a significant and rapid growth of our business. We will need to add staff to manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective operational and financial systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

WE MUST DEVELOP A MARKETING AND SALES PROGRAM TO GENERATE ANY SIGNIFICANT REVENUES

We will be required to develop a marketing and sales campaign that will effectively showcase our products. We may also elect to enter into agreements or relationships with third parties regarding the promotion or marketing of our products. There can be no assurance that we will be able to establish adequate sales and marketing capabilities, that we will be able to enter into marketing agreements or relationships with third parties on financially acceptable terms or that any third parties with whom we enter into such arrangements will be successful in marketing and promoting our products.

OUR SUCCESS IS DEPENDENT UPON THE ACCEPTANCE OF OUR COMPANY, OUR PRODUCTS AND OUR BUSINESS

Our success is dependent upon achieving significant market acceptance of our company and our products. We cannot guarantee that retail outlets or consumers will stock or purchase our products. Acceptance of our products will depend on the success of our advertising, promotional and marketing efforts and our ability to provide the products to retail outlets and consumers. To date, we have not spent significant funds on marketing and promotional efforts, although in order to increase awareness of our products, we expect to spend a significant amount on promotion, marketing and advertising in the future. If these expenses fail to develop an awareness of our products, these expenses may never be recovered and we may never be able to generate any significant future revenues. In addition, even if awareness of our products increases, we may not be able to produce enough product to meet retail demand.

The Loss of Mr. Jeffrey lubell or any of OUR KEY MANAGEMENT PERSONNEL Would Have an Adverse Impact on OUR Future Development and could impair our ability to succeed.

Our performance is substantially dependent on the expertise of our President, Mr. Jeffrey Lubell, and other key management personnel, and our ability to continue to hire and retain such personnel. Mr. Lubell spends all of his working time working with our company and our wholly owned subsidiaries. It may be difficult to find sufficiently qualified individuals to replace Mr. Lubell or other key management personnel if we were to lose any one or more of them. The loss of Mr. Lubell or any of our key management personnel could have a material adverse effect on our business, development, financial condition, and operating results.

We do not maintain "key person" life insurance on any of our directors or senior executive officers.

SEASONAL FLUCTUATIONS

The results of our operations may be affected by seasonal demand cycles surrounding the Christmas and New Year's holidays. In addition, the Company's results may be affected by the timing of expenses associated with our planned expansion.

COMPETITION

The garment industry, in general, and the designer denim sector, in particular, is intensely competitive and fragmented.

We will compete against well-established companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities ours, as well as against a large number of small specialty producers. There can be no assurance that we can compete successfully in this complex and changing market.

OUR BUSINESS COULD SUFFER IF WE NEED TO REPLACE MANUFACTURERS

We will compete with other companies for the production capacity of our manufacturers. Because many of our competitors have greater financial and other resources than we have, they may have an advantage in the competition for production capacity. If we experience a significant increase in demand, or if we need to replace an existing manufacturer, we may have to expand our third party manufacturing capacity. We cannot be assured that this capacity will be available to us, or that if available it will be available on terms that are acceptable to us. If we cannot produce a sufficient quantity of our products to meet demand or delivery schedules, our customers might reduce demand, reduce the purchase price they are willing to pay for our products or replace our product with the product of a competitor, any of which could have a material adverse effect on our financial condition and operations.

OUR BUSINESS COULD SUFFER FROM THE FINANCIAL INSTABILITY OF OUR CUSTOMERS

We sell our product primarily to retail and distribution companies around the world on open account with 30 to 45-day terms. We try to obtain a letter of credit where possible, and plan to implement a credit card merchant account in the near future. Financial difficulties with a customer could result in serious losses for our company.

GOVERNMENT REGULATION AND SUPERVISION

Any negative changes to international trade agreements and regulations such as NAFTA and the World Trade Organization where there is a rise in trade quotas, duties, taxes and similar impositions as well as limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products could have an adverse effect on our business.

Should there be any changes in regulation by the Federal Trade Commission with respect to labelling and advertising of our products, such changes could have an adverse effect on our business.

OUR CONTINUED OPERATIONS DEPEND ON THE NOVELTY OF OUR PRODUCTS AND DESIGN.

The novelty and the design of our True Religion Brand Jeans are important to our success and competitive position, and the loss or inability to offer and develop such unique products to our customers could harm our business. We cannot be certain that the fashion trend with respect to high fashion denim jeans will continue and should the trend steer away from high fashion denim jeans, our business could be adversely affected. In addition, there are no assurances that our future designs will be successful, and in that regard, any unsuccessful designs could adversely affect our business.

IF OUR COMPETITORS MISAPPROPRIATE OUR UNPATENTED PROPRIETARY KNOW-HOW AND TRADE SECRETS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

The loss or inability to enforce our trademark "True Religion Brand Jeans" and the trademarked "Buddah" logo and other proprietary know-how and trade secrets could adversely affect our business. We depend heavily on trade secrets and the design expertise of Jeffrey and Kymberly Lubell. If any of our competitors copies or otherwise gains access to our trade secrets or develops similar products independently, we would not be able to compete as effectively. The measures we take to protect our trade secrets and design expertise may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse effect on our business.

INSURANCE COVERAGE AND POSSIBLE CLAIMS

We do not currently carry any fire insurance, casualty insurance, burglary insurance and general liability insurance. While we intend to seek such insurance coverage with such limits and deductibles as management deems prudent giving due consideration to the cost of such insurance, there can be no assurance that we will be successful in obtaining such insurance on terms acceptable to us, or at all.

There can be no assurance that any liability insurance coverage that we may be successful in obtaining will be adequate to insure against such risks. There can also be no assurance that we will be able to increase any coverage that we are successful in obtaining, on acceptable terms, as new facilities are opened or additional insurance is otherwise warranted. A partially or completely uninsured successful claim against us could have a material adverse effect on our business and operations.

SINCE OUR SHARES ARE thinly traded and trading on the otc bulletin board may be sporadic because it is not an exchange, STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. In addition, the OTC Bulletin Board is not an exchange and, because trading of the securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or the Nasdaq Stock Market, Inc., you may have difficulty reselling any of our common shares.

Trading of Our Stock May Be Restricted by the SEC's Penny Stock Regulations Which May Limit a Stockholder's Ability to Buy and Sell our Stock.

The United States Securities and Exchange Commission ("SEC") has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

WE DO NOT EXPECT TO DECLARE OR PAY ANY DIVIDENDS.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

MANAGEMENT

As at July 4, 2003, our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Jeffrey Lubell	Director and President	47	Director and President from June 24, 2003.
Mark S. Saltzman	Director	55	Director from July 4, 2003.
Kymberly Lubell	Director	37	Director from July 4, 2003

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment was carried out.

Jeffrey Lubell

Mr. Lubell became a Director and our President on June 24, 2003.

From 2001 to May, 2003, Mr. Lubell was the President and Creative Director (Men's) of Hippie Jeans based in Commerce, California, where Mr. Lubell was responsible for creative design concepts and establishing and managing the company's presence at national and regional trade shows. From 1998 to 2001, Mr. Lubell was the Vice President and Creative Director of Jefri Jeans & Bella Dahl based in Los Angeles, California. From 1978 to 1998, Mr. Lubell was the President and CEO of Jeffrey Lubell Textiles, based in Los Angeles, California, a textile design and distribution firm that Mr. Lubell founded.

Mark S. Saltzman

Mr. Saltzman became a Director on July 4, 2003.

From 2002 to present, Mr. Saltzman has been a consultant for Consulting Services Group, a Manhattan Beach, California firm that provides on site consulting services for wholesale apparel, specializing in sales training, management, operations, planning, licensing, merchandising and marketing. From 1997 to 2001, Mr. Saltzman was the Vice President of Sales and Operations for Strategic Partners, Inc. of Los Angeles, California where he was responsible for hiring, training and managing the national sales force. From 1975 to 1995, Mr. Saltzman held various senior officer positions with numerous different apparel companies in the western United States.

Kymberly Lubell

Ms. Lubell became a Director on July 4, 2003.

From 2002 to 2003, Ms. Lubell was employed by LEI/Jones Apparel Group of Commerce, California where she was responsible for creative design. In 2002, Ms. Lubell was a creative designer for Laundry by Liz Claiborne of Commerce, California. From 2001 to 2002, Ms. Lubell was the Vice President and Creative Director (Women's) of Hippie Jeans/Azteca Productions, based in Commerce, California. From 1998 to 2001, Ms. Lubell was the President and Creative Director of Bella Dahl and Jefri Jeans of Los Angeles, California and from 1986 to 1994, Ms. Lubell was the owner and designer of I Like This of Los Angeles, California.

The Company currently does not have audit, nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Committees of the Board

We do not have an audit or compensation committee at this time.

Family Relationships

Jeffrey and Kymberly Lubell are husband and wife.

Involvement in Certain Legal Proceedings

Other than as discussed below, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner.

Executive Compensation

Employment/Consulting Agreements

At the closing of our acquisition of the shares of Guru Denim, Inc., Mr. Andrew Stewart resigned from his position as the President of our company. As required by the Share Purchase Agreement, we entered into an employment agreement with Jeffrey Lubell pursuant to which Mr. Lubell agreed to serve as the President of our company for a one year term commencing June 24, 2003. On June 23, 2004, the term of Mr. Lubell's employment with our company will automatically renew for a successive one-year period unless either party to the agreement gives to the other party at least 90 days advance notice that they do not wish to renew. Pursuant to the Share Purchase Agreement and Mr. Lubell's employment agreement, our company has paid to Mr. Lubell a signing bonus of $250,000 and we will pay to Mr. Lubell a monthly base salary of $15,000 plus additional monthly compensation equal to three percent (3%) of net sales revenue received by our company and our subsidiary Guru Denim, Inc. during the month immediately preceding payment. As defined in Mr. Lubell's employment agreement, net sales revenue means income from sales of goods and services by Guru Denim, Inc., minus the cost associated with things like returned or undeliverable merchandise, bad debts and costs of collection.

Other than as set out in this report on Form 8-K, we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. Other than the management agreements discussed above, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Stock Options/SAR Grants

There were no grants of stock options or stock appreciation rights to any officers, directors, consultants or employees of our company during the year ended August 31, 2002, nor during the interim periods since August 31, 2002. There were no stock options outstanding on July 4, 2003.

We have not adopted a formal stock option plan to provide stock-based incentive compensation to employees, consultants, directors and other advisors.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended August 31, 2002.

We have no formal plan for compensating our directors for their service in their capacity as directors although such directors are expected to receive in the future options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Other than indicated in this annual report, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

Security Ownership of Certain Beneficial Owners and Management.

Principal Stockholders

The following table sets forth, as of June 24, 2003, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Jeffrey Lubell 1561 8th Street Manhattan Beach, CA 90266	14,571,305 common shares	63.1%
Directors and Executive Officers as a Group	14,571,305 common shares	63.1%

(1) Based on 23,102,105 shares of common stock issued and outstanding as of June 24, 2003. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Item 7. Financial Statements and Exhibits.

The following financial statements are included in this current report:

Financial statements to be filed in 60 days with Form 8-K/A

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No. Title of Document

(3) Articles of Incorporation and By-laws

3.1 Articles of Incorporation (incorporated by reference from our Form SB-2 Registration Statement, filed November 5, 2001)

3.2 Bylaws as Amended (incorporated by reference from our Form SB-2 Registration Statement, filed November 5, 2001)

(10) Material Contracts

10.1 Letter Agreement between Guru Denim, Inc. and Jameric, Inc. dated May 20, 2003 for exclusive distribution rights in Japan (incorporated by reference from our Form 8-K Current Report, filed July 9, 2003)

10.2 Letter Agreement between Guru Denim, Inc. and Melwani Agency dated May 15, 2003 for exclusive distribution rights in the United Kingdom, Ireland and Scotland (incorporated by reference from our Form 8-K Current Report, filed July 9, 2003)

10.3 Employment Agreement between Gusana Explorations Inc. and Jeffrey Lubell dated June 20, 2003 (incorporated by reference from our Form 8-K Current Report, filed July 9, 2003)

10.4 Lease dated June 5, 2003 between Guru Denim, Inc. and Bob Hawk and Janet Hawk for premises located at 201 East Arena Street, El Segundo, California.

10.5 Share Purchase Agreement dated June 23, 2003, between Gusana Explorations Inc., Jeffrey Lubell and Guru Denim, Inc. (incorporated by reference from our Form 8-K Current Report, filed July 9, 2003)

(21) Subsidiaries

21.1 Gusana Explorations (British Columbia) Inc.

Guru Denim, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUSANA EXPLORATIONS INC.

/s/ Jeffrey Lubell
By: Mr. Jeffrey Lubell, President,
Chief Executive Officer and Secretary

Date: July 10, 2003